PERSONAL AND CONFIDENTIAL OFFER OF EMPLOYMENT TO JOHN KUNZ September 5, 2017 Dear John: I am pleased to present you with a formal offer to join U.S. Concrete as our Sr. Vice President & Chief Financial Officer. Let me summarize the role, and the compensation and benefits that are being offered to you: Reporting Relationship: You will be a direct report to our President and Chief Executive Officer, Bill Sandbrook. Principal Duties: As the Chief Financial Officer you will have immediate responsibility for the Company’s finance and accounting functions, which would include: • Managing the Company’s capital structure and relationships with its key lenders, and ensuring appropriate liquidity to support corporate strategy. • Leading investor relations activities, including presentations at investor conferences, hosting investor meetings and coordinating communications. • Ensuring timely and accurate financial and tax reporting. • Maintaining consistent accounting policies and practices. • Developing and maintaining the Company’s IT structure, systems and applications to support the execution of our corporate strategy. Start Date: As you know, the CFO position is currently vacant so ideally we would like you to start as soon as possible. However, we understand that you will have to give a reasonable termination notice to Tenneco. We certainly want you to leave in the appropriate and professional manner, and propose no later than October 2, 2017 as your official start date. Annual Base Salary: Your annual base salary will be $425,000, paid by direct deposit and on a semi-monthly basis. Annual Bonus Award: Your compensation grade-level will be Grade 20, which has an annual target bonus percentage of 65% of your base salary. Under the terms and conditions of the U.S. Concrete Annual Incentive Plan, the payout of any bonus is subject to Board approval, prorated in the year in which you are hired, and payable in the calendar year after it is earned. However, as part of our offer for you to join U.S. Concrete, we will provide you with a full, non-prorated bonus award for 2017 with a guarantee that your 2017 bonus shall not be less than $150,000. Equity: Pursuant to our Long Term Incentive Plan, and effective the first day of your employment (the “Grant Date”), you shall be granted shares of Company restricted stock equal in value to $200,000. These shares will vest over three years in equal annual installments from the Grant Date. This vesting schedule assumes, and the LTIP requires, that you remain employed with U.S. Concrete on each vesting date. You will also be eligible to receive shares of Company restricted stock, pending approval by the Board of Directors, on the next annual award date. Your 2018 LTIP award is currently estimated to have a $550,000 value. The next LTIP award date is scheduled for March 1, 2018. Sign-On Bonus: The Company will provide you with a lump sum cash bonus of $200,000 less all applicable withholdings as of March 31, 2018. Recognize, however, that if you voluntarily terminate your employment prior to one year from your start date, you agree to reimburse the Company the full amount of this bonus. Personal Time Off: At your executive level, you are eligible for 20 days of Personal Time Off plus 3-days of paid sick leave. The Company also has a specific schedule of paid holidays; the remaining schedule for 2017 includes Labor Day, a Thanksgiving Holiday (Thursday & Friday), and a Christmas Holiday. Executive Severance Agreement: Concurrent with your start date, you will receive an Executive Severance Agreement similar to the one that I have attached. This Agreement, which will become effective as of your first day with the Company, includes provisions for severance pay of (i) one times your annual base pay plus pro-rated target bonus for an involuntary termination; and (ii) two times annual base pay and target bonus for a change-in-control termination. Health Benefits: You will be eligible to participate in all health and welfare benefit programs available to similarly situated U.S. Concrete employees. Note that these plans include health, dental, and pharmacy benefits through Blue Cross, vision benefits, life insurance, and short-term and long-term disability coverages. A summary of the current plans are attached; our plan year is on a calendar basis and we are in the process of determining the 2018 benefit plans. 401(k) and Deferred Compensation Plans: The Company has established two separate retirement savings plans which you will be eligible to participate in. Both plans are managed by Fidelity Investments. Our 401(k) plan has a 5% Company match (100% of the first 5% deferred). We also have a non-qualified deferred compensation plan that would be an additional investment tool for you to consider. Deferrals into the non-qualified plan are on a pre-tax basis and would be in addition to your 401(k) contribution. Company Laptop and Cell Phone: You will be provided a laptop and cell phone since the Company views these as necessary business tools for your position. Relocation: We recognize that by accepting our offer, you and your family will have to relocate to the Dallas area. In order to assist you with your transition to Dallas, the Company, through the MIGroup, will provide you with the executive relocation benefits outlined in the attached relocation guide. Further, U.S. Concrete is prepared to directly cover the costs of your flights to and from Chicago, as well as renting a corporate/temporary apartment through January 2018 to ensure your family’s transition goes smoothly. Pre-Employment Process: This offer is contingent upon the satisfactory outcome (as determined by the Company) of our pre-employment process which includes a background check (criminal, credit, education, and references), drug test, and documentation of your eligibility to work in the United States. Negative results in any area of this process may result in our offer being withdrawn. On your first day, please bring with you the appropriate documents that will verify your right to work in the United States, e.g., your Social Security card, driver’s license, passport, etc. At that time you will also complete the necessary documentation to participate in our employee health and welfare plans. You will also have the opportunity to have your paycheck direct deposited into either your checking or your savings account. In order to ensure an accurate deposit, please bring a voided check, savings slip, or authorized bank documentation. Please contact Juanita Camp at 817-835-4124 to coordinate all pre-employment activities. Employment at Will: Please be advised that nothing in this offer is intended to create a contract of employment. If you accept employment with U.S. Concrete, your employment will be on an at-will basis, which means that either you or U.S. Concrete may terminate the employment relationship at any time with or without notice, and with or without cause. No other writing or oral agreement will change your at-will status unless executed in writing by the CEO of U.S. Concrete. Your acceptance of this position acknowledges your understanding of your employment at-will status The performance of your duties and responsibilities for the Company under this Offer of Employment will be on a full-time basis and will require the utilization of your full energies, abilities and skills. You must agree that during the course of your employment with the Company you will at all times comply with all the rules and regulations which the Company may establish from time to time for the conduct of its business, including but not limited to applicable provisions of the Company’s Code of Conduct. John, we want to welcome you to U.S. Concrete. We are extremely excited to have your skills, experience and leadership as part of our Company. We look forward to working with you and to the contributions you will make in the overall success of U.S. Concrete. Please let me know if you have any questions by contacting me personally at 817.835.4114 or mpeabody@us- concrete.com. Sincerely, Mark B. Peabody Vice President, Human Resources Agreed and Accepted /s/ John Kunz John Kunz Date: September 5, 2017